UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street, Manistique, MI	49854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 1, 2016, Mackinac Financial Corporation (the “Company”), in connection with the previously announced appointment of Jesse Deering as the Company’s Chief Financial Officer effective August 1, 2016, entered into an amended and restated employment agreement with Mr. Deering (the “Employment Agreement”).

The Employment Agreement has an initial term (the “Initial Term”) of three (3) years beginning on March 24, 2015 (the date of entry into Mr. Deering’s prior employment agreement, or the “Commencement Date”), and automatically renews at the end of the Initial Term provided that Mr. Deering notifies the Board of the Company of such renewal at least one hundred eighty (180) days prior (the “Renewal Date”) to the expiration of the Initial Term or any renewal term and the Board does not notify Mr. Deering of its intention not to renew the agreement on or prior to the Renewal Date.  In the event of a change of control of the Company, the Commencement Date of the Employment Agreement automatically resets as of the date of the change of control, resulting in an initial term of three (3) years from the date of such change of control.

The Employment Agreement supersedes the prior employment agreement between the Company and Mr. Deering in its entirety.

The Employment Agreement entitles Mr. Deering to, among other benefits, the following compensation:

•                  Mr. Deering will receive a base salary of at least $176,333, which will be reviewed annually by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

•                  Mr. Deering shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Company’s long term incentive plan.

•                  In addition, in the event Mr. Deering’s employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. Deering will be entitled to a lump sum payment of 2.0 times his annual base salary as of such termination.

The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K. The foregoing disclosure is qualified by reference to such exhibit.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 hereof concerning the Employment Agreement is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of August 1, 2016, by and between Mackinac Financial Corporation and Jesse Deering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mackinac Financial Corporation
(Registrant)

August 1, 2016	/s/ Kelly W. George
(Date)	Kelly W. George
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of August 1, 2016, by and between Mackinac Financial Corporation and Jesse Deering.